Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 of Alarm.com Holdings, Inc. of our report dated February 20, 2025 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Alarm.com Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Washington, DC
August 7, 2025

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